Exhibit 21.1


                                   SUBSIDIARIES OF MCC



Listed below are the names of certain subsidiaries, at least 50% owned, dir of December 31, 1996. Indented subsidiaries are direct subsidiaries of the indented.


                                                  Percentage
                                                   Owned by          State of
                                                    Parent           Formation
Marcus Cable Company, L.P. (Registrant):             100.0%          Delaware

     Marcus Cable Capital Corporation                100.0%          Delaware

     Marcus Cable Capital Corporation III             99.0%          Delaware

     Marcus Fiberlink, L.L.C.                         99.8%          Delaware

     Marcus Cable Operating Company, L.P.            100.0%          Delaware

          Marcus Cable Capital Corporation II         99.8%          Delaware

          Marcus Cable Associates, L.P.               99.6%          Delaware

          Marcus Cable Partners, L.P.                100.0%          Delaware

               Marcus Cable, Inc.                    100.0%          Delaware

          Marcus Cable of Alabama, Inc. (1)           99.0%          Delaware

          Marcus Cable of Alabama, L.P.               99.9%          Delaware

          Marcus Cable of Delaware and Maryland, L.P. 99.9%          Delaware

(1) Marcus Cable of Alabama, Inc. holds 1% general partner interest in Marcus Cable of Alabama, L.P.